As filed with the Securities and Exchange Commission on March 14, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kezar Life Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-3366145
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

4000 Shoreline Court, Suite 300 South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

2018 Equity Incentive Plan

(Full titles of the plans)

Christopher Kirk, Ph.D.

Chief Executive Officer

Kezar Life Sciences, Inc.

4000 Shoreline Court, Suite 300

South San Francisco, CA 94080

(650) 822-5600

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Laura A. Berezin Jaime L. Chase Cooley LLP 1700 Seventh Avenue, Suite 1900 Seattle, Washington 98101-1355 (206) 452-8756	Marc L. Belsky Chief Financial Officer and Secretary Kezar Life Sciences, Inc. 4000 Shoreline Court, Suite 300 South San Francisco, CA 94080 (650) 822-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

EXPLANATORY NOTE

Kezar Life Sciences, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 3,638,953 shares of common stock, par value $0.001 per share (the “Common Stock”), reserved and available for issuance under the Registrant’s 2018 Equity Incentive Plan (the “2018 Plan”), pursuant to the provisions of the 2018 Plan that provide for an annual automatic increase in the number of shares of Common Stock reserved for issuance under the 2018 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by it with the Securities and Exchange Commission (the “Commission”):

(a)

the contents of the Registrant’s Registration Statements on Form S-8, previously filed with the Commission on June 21, 2018 (File No. 333-225769), March 26, 2019 (File No. 333-230520), March 12, 2020 (File No. 333-237133), March 11, 2021 (File No. 333-254161), March 17, 2022 (File No. 333-263659), and May 11, 2023 (File No. 333-271841);

(b)	the Registrant’s Annual Report on Form 10-K (File No. 001-38542) for the year ended December 31, 2023, filed with the Commission on March 14, 2024;

(c)

the description of the Common Stock set forth in the Registrant’s Registration Statement on Form 8-A (File No. 001-38542) filed with the Commission on June 19, 2018, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K (File No. 001-38542) for the fiscal year ended December 31, 2023, filed with the Commission on March 14, 2024.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits.

Exhibit Number	Description
4.1

Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38542), filed with the Commission on June 26, 2018).

4.2

Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K (File No. 001-38542), filed with the Commission on June 16, 2023.

4.3	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38542), filed with the Commission on June 26, 2018).
5.1	Opinion of Cooley LLP.
23.1	Consent of KPMG, LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to this Registration Statement).
99.1	2018 Equity Incentive Plan (incorporated herein by reference to Exhibit 4.9 to the Registrant’s Registration Statement on Form S-8 (File No. 333-225769), filed with the Commission on June 21, 2018).

99.2

Forms of Option Grant Notice and Option Agreement under 2018 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225194), filed with the Commission on May 24, 2018).

99.3

Form of Restricted Stock Unit Grant Notice and Unit Award Agreement under 2018 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K (File No. 001-38542), filed with the Commission on March 17, 2022).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California on March 14, 2024.

Kezar Life Sciences, Inc.

By:	/s/ Christopher Kirk, Ph.D
Christopher Kirk, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher Kirk, Ph.D. and Marc Belsky, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher Kirk, Ph.D. Christopher Kirk, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	March 14, 2024

/s/ Marc Belsky Marc Belsky	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	March 14, 2024

/s/ Graham Cooper	Chairman of the Board of Directors	March 14, 2024
Graham Cooper

/s/ Franklin Berger	Director	March 14, 2024
Franklin Berger

/s/ John Fowler	Director	March 14, 2024
John Fowler

/s/ Elizabeth Garner, M.D.	Director	March 14, 2024
Elizabeth Garner, M.D.

/s/ Michael Kauffman, M.D., Ph.D.	Director	March 14, 2024
Michael Kauffman, M.D., Ph.D.

/s/ Micki Klearman, M.D.	Director	March 14, 2024
Micki Klearman, M.D.

/s/ Courtney Wallace	Director	March 14, 2024
Courtney Wallace